Exhibit 99.1

FOR IMMEDIATE RELEASE

October 26, 2020	NYSE American - REI

RING ENERGY, INC. ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

Midland, TX. October 26, 2020 - Ring Energy, Inc. (NYSE: REI) ("Ring Energy" or the "Company"), today announced that it intends to offer shares of its common stock for sale in an underwritten public offering. As part of this offering, Ring Energy intends to grant the underwriters a 45-day option to purchase up to an additional fifteen percent (15%) of the shares of common stock offered in the public offering. Ring Energy intends to use the net proceeds from this offering for working capital and to fund other general corporate purposes. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

A.G.P./Alliance Global Partners is acting as sole book-running manager for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-237988) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) that was declared effective by the SEC on May 21, 2020. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Ring Energy has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Ring Energy and such offering. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ring Energy

Ring Energy, Inc. is an oil and gas exploration, development and production company with current operations in Texas.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 that involve a wide variety of risks and uncertainties, including, without limitations, statements related to the Company's ability to complete the public offering, its intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: the risk that the public offering may not occur and other risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2019, its Form 10-Q for the quarter ended June 30, 2020, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, the conduct of business by the Company, and other factors that may be more fully described in additional documents set forth by the Company.

View source version on businesswire.com: https://www.businesswire.com/news/home/20201022005442/en/

Contacts:

K M Financial, Inc.
Bill Parsons, 702-489-4447